UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 12, 2013
(Date of earliest event reported: March 7, 2013)

Revlon, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11178	13-3662955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
237 Park Avenue New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

(212) 527-4000
(Registrant’s telephone number, including area code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Accounting Officer. On March 7, 2013, Gina Mastantuono, Senior Vice President, Chief Accounting Officer, Corporate Controller and International Finance for Revlon, Inc. ("Revlon") and Revlon Consumer Products Corporation, Revlon’s wholly owned operating subsidiary ("RCPC," and together with Revlon, the "Company"), tendered her resignation from the Company effective April 5, 2013 to pursue a career opportunity in California.  Ms. Mastantuono’s resignation is not the result of any issue or concern with the Company’s accounting, financial reporting or internal control over financial reporting.

Upon Ms. Mastantuono’s departure, Steven Berns, the Company’s Executive Vice President and Chief Financial Officer, will also serve as the Company’s Chief Accounting Officer.  Mr. Berns is a Certified Public Accountant and Ms. Mastantuono and Mr. Berns will work together to ensure a smooth transition of the Company's accounting responsibilities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVLON, INC.

	By:	/s/ Lauren Goldberg
Lauren Goldberg
Executive Vice President and General Counsel

Date: March 12, 2013